Exhibit 4.21

EIGHTH SUPPLEMENTAL INDENTURE TO THE
INDENTURE, DATED OCTOBER 28, 2014
THIS EIGHTH SUPPLEMENTAL INDENTURE to the Indenture (as defined below), dated as of May 1, 2020 (the “Eighth Supplemental Indenture”), among TRANE TECHNOLOGIES LUXEMBOURG FINANCE S.A. (f/k/a INGERSOLL-RAND LUXEMBOURG FINANCE S.A.), a Luxembourg public company limited by shares (société anonyme) with registered office at 16, avenue Pasteur, L-2310 Luxembourg and registered with the Trade and Companies Register under number B 189.791 (the “Issuer”), TRANE TECHNOLOGIES PLC (f/k/a INGERSOLL-RAND PLC), a public limited company duly incorporated and existing under the laws of Ireland (“Trane plc”), INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED, a company duly organized and existing under the laws of the State of Delaware (“IRGH”), TRANE TECHNOLOGIES LUX INTERNATIONAL HOLDING COMPANY S.à.r.l. (f/k/a INGERSOLL-RAND LUX INTERNATIONAL HOLDING COMPANY S.à.r.l.), a Luxembourg limited liability company (société à responsabilité limitée) with registered office at 16, avenue Pasteur, L-2310 Luxembourg and registered with the Trade and Companies Register under number B 182.971 and with a share capital of USD 20,000 (“Trane Lux International”), TRANE TECHNOLOGIES IRISH HOLDINGS UNLIMITED COMPANY (f/k/a INGERSOLL-RAND IRISH HOLDINGS UNLIMITED COMPANY), a company duly incorporated and existing under the laws of Ireland (“Trane Ireland”), TRANE TECHNOLOGIES HOLDCO INC., a corporation duly organized and existing under the laws of the State of Delaware (“Trane Holdco” and, together with Trane plc, IRGH, Trane Lux International and Trane Ireland, the “Guarantors”), TRANE TECHNOLOGIES COMPANY LLC, a company duly organized and existing under the laws of the State of Texas (the “Successor Guarantor”), and THE BANK OF NEW YORK MELLON, a banking corporation duly organized and existing under the laws of the State of New York, acting as Trustee under the Indenture, as defined herein (the “Trustee”).
RECITALS:
WHEREAS, the Issuer, the Guarantors and the Trustee are parties to that certain Indenture, dated as of October 28, 2014, as supplemented by the First Supplemental Indenture dated as of October 28, 2014, the Second Supplemental Indenture dated as of October 28, 2014, the Third Supplemental Indenture dated as of October 28, 2014, the Fourth Supplemental Indenture dated as of December 18, 2015, the Fifth Supplemental Indenture dated as of April 5, 2016, the Sixth Supplemental Indenture dated as of May 1, 2020 and the Seventh Supplemental Indenture dated as of May 1, 2020 (collectively, the “Indenture”);
WHEREAS, Trane Technologies Company LLC, a Texas limited liability company (“Predecessor”), is party to the Seventh Supplemental Indenture with the Issuer, the Guarantors and the Trustee;
WHEREAS, Predecessor effected a statutory divisional merger in accordance with the Texas Business Organization Code and the Successor Guarantor is the successor to Predecessor under the Indenture;
WHEREAS, Section 801(b) of the Indenture provides, among other things, that Predecessor shall not consolidate, amalgamate or merge with or into any other Person unless the acquiring Person (1) expressly assumes the Guarantee of Predecessor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by Predecessor by supplemental indenture and (2) is a solvent corporation, partnership, limited liability company, trust or any other entity organized under the laws of the United States of America or a State thereof or as otherwise permitted under the Indenture;

WHEREAS, the Successor Guarantor is hereby assuming contemporaneously with the consummation of the statutory divisional merger, (1) the Guarantee of Predecessor under the Indenture and (2) the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by Predecessor;
WHEREAS, Section 901 of the Indenture provides, among other things, that, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture, without the consent of any Holder, to evidence the succession of another limited liability company to the Guarantor and the assumption by any such successor of the covenants of such Guarantor under the Indenture and in the Guarantee;
WHEREAS, the Successor Guarantor has determined that this Eighth Supplemental Indenture complies with Section 901 of the Indenture and does not require the consent of any Holders and, on the basis of the foregoing, the Trustee has determined that this Eighth Supplemental Indenture is in form satisfactory to it; and
WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Eighth Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein, in accordance with its terms, have been duly done and performed.
WITNESSETH:
NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE ONE

DEFINITIONS
Section 101. Capitalized terms in this Eighth Supplemental Indenture that are not otherwise defined herein shall have the meanings set forth in the Indenture.
Section 102. “Supplemented Indenture” shall mean the Indenture as supplemented by this Eighth Supplemental Indenture.
ARTICLE TWO
ASSUMPTION BY THE SUCCESSOR GUARANTOR
Section 201. The Successor Guarantor represents and warrants to the Trustee as follows:
(a) The Successor Guarantor is a solvent, duly organized limited liability company and validly existing under the laws of the State of Texas.
(b)The execution, delivery and performance by it of this Eighth Supplemental Indenture have been authorized and approved by all necessary corporate action on its part.

(c) Immediately following the consummation of the statutory divisional merger, and after giving effect thereto, no default in the performance or observance by Predecessor or the Successor Guarantor, as the case may be, of any of the terms, covenants, agreements or conditions in respect of the Securities contained in the Indenture or the Guarantee shall have occurred and be continuing.
Section 202. In accordance with Section 801(b) of the Indenture, the Successor Guarantor hereby expressly assumes (1) the Guarantee of Predecessor under the Indenture and (2) the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by Predecessor under the Indenture.
Section 203. Pursuant to Section 803(b) of the Indenture, the Successor Guarantor hereby succeeds to, and is substituted for, and may exercise every right and power of, Predecessor as Guarantor under the Indenture, the Securities and the Guarantee with the same effect as if the Successor Guarantor had been named as “Guarantor” in the Indenture, the Securities and the Guarantee; and Predecessor is hereby relieved of all obligations and covenants under the Indenture and the Guarantee.
Section 204. Nothing in this Eighth Supplemental Indenture shall alter the rights, duties or obligations of the Issuer nor the other Guarantors under the Indenture.

ARTICLE THREE

MISCELLANEOUS
Section 301. This Eighth Supplemental Indenture is hereby executed and shall be construed as an indenture supplemental to the Indenture. As provided in the Indenture, this Eighth Supplemental Indenture forms a part thereof, and shall be read and construed together with the Indenture.
Section 302. This Eighth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
Section 303. This Eighth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 304. The Article headings herein are for convenience only and shall not affect the construction hereof.
Section 305. If any provision of this Eighth Supplemental Indenture limits, qualifies or conflicts with any provision of the Supplemented Indenture which is required to be included in the Supplemented Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.
Section 306. In case any provision in this Eighth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 307. Nothing in this Eighth Supplemental Indenture, the Indenture or the Securities, express or implied, shall give to any person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Eighth Supplemental Indenture or the Securities.

Section 308. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Eighth Supplemental Indenture. The recitals of fact contained herein shall be taken as the statements of the Issuer, the Guarantors and the Successor Guarantor, and the Trustee assumes no responsibility for the correctness thereof. For the avoidance of doubt, the Trustee, by executing this Eighth Supplemental Indenture in accordance with the terms of the Indenture, does not agree to undertake additional actions nor does it consent to any transaction beyond what is expressly set forth in this Eighth Supplemental Indenture, and the Trustee reserves all rights and remedies under the Indenture.
Section 309. All covenants and agreements in this Eighth Supplemental Indenture by the parties hereto shall bind their successors.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed, all as of the date first above written.
INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED
By: _/s/ Scott R. Williams___________
Name: Scott R. Williams
Title: Assistant Treasurer

TRANE TECHNOLOGIES LUXEMBOURG FINANCE S.A.
(f/k/a INGERSOLL-RAND LUXEMBOURG FINANCE S.A.)

By: _/s/ Pascal Campaignolle_________________
Name: Pascal Campaignolle
Title: Class A Manager

TRANE TECHNOLOGIES PLC
(f/k/a INGERSOLL-RAND PLC)

By: _/s/ Scott R. Williams_______________________
Name: Scott R. Williams
Title: Assistant Treasurer
TRANE TECHNOLOGIES LUX
INTERNATIONAL HOLDING COMPANY S.a.r.l. (f/k/a INGERSOLL-RAND LUX INTERNATIONAL HOLDING COMPANY S.a.r.l.)

By: _/s/ Pascal Campaignolle_____________________
Name: Pascal Campaignolle
Title: Class A Manager
[Signature Page to Eighth Supplemental Indenture]

TRANE TECHNOLOGIES IRISH HOLDINGS UNLIMITED COMPANY
(f/k/a INGERSOLL-RAND IRISH HOLDINGS UNLIMITED COMPANY)

By: _/s/ Pascal Campaignolle_____________
Name: Pascal Campaignolle
Title: Director
TRANE TECHNOLOGIES HOLDCO INC.

By: _/s/ Scott R. Williams________________
Name: Scott R. Williams
Title: Assistant Treasurer
TRANE TECHNOLOGIES COMPANY LLC

By: _/s/ Scott R. Williams__________________
Name: Scott R. Williams
Title: Assistant Treasurer

[Signature Page to Eighth Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee

By: _/s/ Laurence J. O’Brien
Name: Laurence J. O’Brien
Title: Vice President

[Signature Page to Eighth Supplemental Indenture]